UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 23, 2011
MedQuist Inc.
(Exact Name of Registrant as Specified in Charter)

New Jersey (State or Other Jurisdiction of Incorporation)	0-19941 (Commission File Number)	22-2531298 (I.R.S. Employer Identification No.)
9009 Carothers Parkway
Franklin, Tennessee 37067
(Address of Principal Executive Offices) (Zip Code)
(866) 295-4600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On March 23, 2011, the board of directors of MedQuist Inc. (the “Company”) authorized the Company to commence voluntary delisting of the Company’s common stock from the Global Market of the NASDAQ Stock Market, LLC (“NASDAQ”). On March 24, 2011, the Company delivered a notice to NASDAQ and issued a press release announcing the Company’s intention to remove its common stock from listing. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 23, 2011, each of John F. Jastrem, Colin J. O’Brien, Andrew E. Vogel, and Warren E. Pinckert II informed the board of directors of the Company of his decision to resign as a member of the Company’s board of directors. The resignations were effective on March 25, 2011.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.
The Exhibit Index attached hereto is incorporated herein by reference.
Forward-looking Statements
This Form 8-K (including the items incorporated herein by reference) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, without limitation, any statement that is not a statement of historical fact. Actual results and events may vary materially from expectations. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from expectations, including, but not limited to, the risk that the delisting of the Company’s common stock from NASDAQ is delayed. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings, including but not limited to the Company’s annual report on Form 10-K for the year ended December 31, 2010. The Company does not intend to update publicly any forward-looking statements except as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2011	MedQuist Inc.
	By:	/s/ Mark R. Sullivan
		Name:	Mark R. Sullivan
		Title:	General Counsel, Chief Compliance Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release of MedQuist Inc. dated March 24, 2011.